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                                                            EXHIBIT 5



            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                 APPEARS HERE]



                                   June 4, 1999



Boston Life Sciences, Inc.
31 Newbury Street
Suite 300
Boston, Massachusetts   02116


         Re: BOSTON LIFE SCIENCES, INC. AMENDED AND RESTATED 1990 NON-EMPLOYEE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN (THE "PLAN") REGISTRATION STATEMENT ON FORM S-8
              _________________________________________________________________

Gentlemen:

         We have acted as counsel to Boston Life Sciences, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 180,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable under the Plan.

         The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the options granted under the Plan will have been filed by the Company with the Securities and Exchange Commission before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

         In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
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Boston Life Sciences, Inc.
June 4, 1999
Page Two



         Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP